UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2016

Commission File Number:  000-31265

MabVax Therapeutics Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
93-0987903
(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400, San Diego, California 92121
(Address of principal executive offices)

858-259-9405
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2016 MabVax Therapeutics Holdings, Inc. ("Company") entered into a consulting agreement ("Agreement") with Jeffrey V. Ravetch, M.D., Ph.D., a member of the Company's Board of Directors and the Theresa and Eugene Lang Professor at the Rockefeller University and Head of its Leonard Wagner Laboratory of Molecular Genetics and Immunology. Dr. Ravetch, in addition to his services as a Board member, is providing key technology and product development, as well as corporate development, consulting services to the Company under the Agreement.

The term of the agreement is 2 years beginning January 1, 2016, and Dr. Ravetch will receive $100,000 cash compensation for each year of the Agreement.

The foregoing description of the material terms of the Agreement is subject to, and qualified in its entirety by the text of the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.        Description

10.1                      Consulting Agreement between the Company and Jeffrey V. Ravetch, dated as of January 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MabVax Therapeutics Holdings, Inc.

Date:   April 7, 2016
By:	/s/ Gregory P. Hanson

Name: Gregory P. Hanson
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Consulting Agreement between the Company and Jeffrey V. Ravetch, dated as of January 1, 2016